EXHIBIT 12.1

Ratio of Earnings to Fixed Charges
Total enterprise (with Financial Services reflected on
the equity method)

	Three Months Ended
	June 30,		Fiscal Years Ended March 31,

	2003	2002	2003	2002	2001	2000	1999

Fixed Charges
(A) Interest Expensed and Capitalized	37,279	33,885	143,682	128,483	105,107	66,844	41,581
Interest on JV with guaranteed debt	—	354	828	—	—	—	—
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in(A)	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	1,800	2,025	7,200	11,043	9,645	7,950	6,262
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	39,079	36,264	151,710	139,526	114,752	74,794	47,843

Earnings
ADD:
(A) Pre-tax earnings	209,070	124,726	794,851	618,765	436,331	416,861	373,294
Losses on JV’s with guaranteed debt	—	(692)	(114)	—	—	—	—
Add back: minority interest in consolidated subsidiaries	7,485	8,882	30,373	20,776	32,415	64,772	53,613
Adjust for income or loss from equity investees Subtract: Financial Services earnings (pre-tax)	(65,599)	(24,306)	(161,825)	(114,733)	(19,667)	(32,688)	(92,512)
Subtract: CDC earnings (add back losses)	(4,458)	773	(12,534)	(18,739)	(4,616)	(456)	(430)
Subtract: JV earnings if earnings exceed distributions (add back all losses)	(516)	282	(1,519)	(4,267)	786	101	418

	145,982	109,665	649,232	501,802	445,249	448,590	334,383
(B) Add back: fixed charges	39,079	36,264	151,710	139,526	114,752	74,794	47,843
(C) Add back: Amortization of capitalized interest	13,174	8,358	49,450	40,851	35,115	—	—
(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	198,235	154,287	850,392	682,179	595,116	523,384	382,226
Subtract
(A) Capitalized Interest	(20,315)	(18,551)	(73,572)	(53,568)	(41,153)	—	—
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	(20,315)	(18,551)	(73,572)	(53,568)	(41,153)	—	—

Total Earnings	$177,920	$135,736	$776,820	$628,611	$553,963	$523,384	$382,226

Ratio of earnings to fixed charges - 6/30/03	4.55	3.74	5.12	4.51	4.83	7.00	7.99

Ratio of Earnings to Fixed Charges
Total enterprise

	Three Months Ended
	June 30,		Fiscal Years Ended March 31,

	2003	2002	2003	2002	2001	2000	1999

Fixed Charges
(A) Interest Expensed and Capitalized	88,307	78,532	328,133	287,628	197,679	128,520	118,451
Interest on JV with guaranteed debt	—	354	828	—	—	—	—
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	2,325	2,650	9,300	11,043	12,839	8,357	10,457
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	$90,632	$81,536	$338,261	$298,671	$210,518	$136,877	$128,908

Earnings
ADD:
(A) Pre-tax earnings	209,070	124,726	794,851	618,765	436,331	416,861	373,294
Losses on JV’s with guaranteed debt	—	(692)	(114)	—	—	—	—
Add back: minority interest in consolidated subsidiaries	7,485	8,882	30,373	20,776	32,415	64,772	53,613
Adjust for income or loss from equity investees
Subtract : CDC earnings (add back losses)	(4,458)	773	(12,534)	(18,739)	(4,616)	(456)	(430)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	(516)	282	(1,519)	(4,267)	786	101	418

	211,581	133,971	811,057	616,535	464,916	481,278	426,895

(B) Add back: fixed charges	90,632	81,536	338,261	298,671	210,518	136,877	128,908
(C) Add back: Amortization of capitalized interest	13,174	8,358	49,450	40,851	35,115	—	—
(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	315,387	223,865	1,198,768	956,057	710,549	618,155	555,803
Subtract
(A) Capitalized Interest	(20,315)	(18,551)	(73,572)	(53,568)	(41,153)	—	—
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	(20,315)	(18,551)	(73,572)	(53,568)	(41,153)	—	—

Net Earnings	$295,072	$205,314	$1,125,196	$902,489	$669,396	$618,155	$555,803

Ratio of earnings to fixed charges - 6/30/03	3.26	2.52	3.33	3.02	3.18	4.52	4.31